Exhibit 10.36

AMENDMENT NO. 1, dated as of February 4, 2025 (this “Amendment”), to the COMMERCIAL DEVELOPMENT AND CLINICAL SUPPLY AGREEMENT, made as of January 4, 2024 (the “Agreement”), is by and between Kindeva Drug Delivery LP., a Delaware limited partnership with principal address at 11200 Hudson Road, Woodbury, MN 55129 (“KINDEVA”) and 4P Therapeutics LLC, a Delaware limited liability company with principal address at P.O. Box 921031, Peachtree Corners, GA 30010-1031 (“4P”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, KINDEVA and 4P are parties to the COMMERCIAL DEVELOPMENT AND CLINICAL SUPPLY Agreement executed January 4, 2024 (the “Agreement”);

WHEREAS, the Parties wish to establish new commercial supply pricing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	References. Each reference to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall from and after the date of this Amendment refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to January 4, 2024, and references to the “the date hereof” and “the date of this Agreement” shall continue to refer to January 4, 2024.

2.	Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.	The Supply Price section of Exhibit C is hereby deleted in its entirety and replaced with the following:

“Supply Price

4.	A new paragraph defining Total Manufacturing Cost shall be hereby added to Exhibit C - Heads of Terms for Supply Agreement:

“Total Manufacturing Cost

5.	A new paragraph defining Indirect Costs shall be hereby added to Exhibit C- Heads of Terms for Supply Agreement:

“Indirect Costs

6.	New Sections 6.6 and 6.7 are hereby added as follows:

“6.6

6.7

7.	A new paragraph detailing royalties on the commercial sale of the Product is hereby added to Exhibit C - Heads of Terms for Supply Agreement:

“Royalties

8.	A new paragraph defining Net Sales shall be hereby added to Exhibit C - Heads of Terms for Supply Agreement:

“Net Sales

9.	The Exclusivity section of Exhibit C shall be deleted in its entirety and replaced with the following:

“Exclusivity

10.	Agreement Remains in Effect. Except as expressly amended by this Amendment, all terms of the Agreement, as amended, remain in full force and effect. If an express conflict or inconsistency exists between this Amendment and the Agreement, this Amendment controls.

[signatures to follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date above written.

4P THERAPEUTICS LLC		KINDEVA DRUG DELIVERY LP.

By:	/s/ Alan Smith

Name:	Alan Smith	Na

Title:	President	T

Date:	Feb 11, 2025	Date:.	10/02/25

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